SCHEDULE 14A INFORMATION

Soliciting Materials Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No.       ]
Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement (Revocation of Consent)
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement (Revocation of Consent Statement)
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

WISCONSIN CENTRAL TRANSPORTATION
CORPORATION
(Name of Registrant as specified in its charter)

(Name of person(s) filing proxy statement if other than registrant)

Payment of Filing Fee (Check the appropriate box):

[X]
No fee required

[ ]
$125 per Exchange Act Rules 0-11(c)(1)(ii),
14a-6(i)(1), 14a6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)
Title of each class of securities to which transaction applies:

 ____________________________________________________________________________________

2)
Aggregate number of securities to which transaction applies:

 ____________________________________________________________________________________

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 ___________________________________________________________________________________

4)
Proposed maximum aggregate value of transaction:

 ___________________________________________________________________________________

5)
Total fee paid:

 ___________________________________________________________________________________

[ ]
Fee paid previously by written preliminary materials.

[ ]
Check box if any part of the fee is offset as provided
in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

 ___________________________________________________________________________________

2)
Form, Schedule or Registration Statement No.:

 ___________________________________________________________________________________

3)
Filing Party:

 ___________________________________________________________________________________

4)
Date Filed:

 ___________________________________________________________________________________

[Wisconsin Central Transportation Corporation logo]

Office:
Mailing Address:

Suite 9000
P.O. Box 5062

One O’Hare Centre
Rosemont, Il 60017-5062

6250 North River Road

Rosemont, Il 60018

CAUTION

October 27, 2000

DEAR FELLOW STOCKHOLDER:

Your Board of Directors wants to alert you that Edward A.
Burkhardt, former Chief Executive Officer of Wisconsin Central, has started a consent solicitation in an attempt to seize
control of your Company — without offering you
any value for your shares. Mr. Burkhardt, who was
removed by your Board of Directors in 1999, has formed a group
(the “Burkhardt Group”) that will be contacting
stockholders and asking them to sign consent forms to remove, without cause, your entire Board of Directors and replace your experienced, qualified directors with Mr. Burkhardt’s
own hand-picked nominees. Your Board of Directors is
unanimously opposed to the Burkhardt Group’s solicitation.

You may expect to be approached by the Burkhardt Group, or their agents, in their attempts to get you to sign their white consent card. Your Company’s consent revocation materials relating
to the solicitation are in preparation and will be mailed to you shortly. We caution you against inadvertently signing a white consent card for the Burkhardt Group or taking any other action which might not be in your own best interests.

We regret that your Company is faced with a disruptive and costly consent process but we assure you that your Board is and will continue to act vigorously to protect your best interests.
Again, we caution you NOT to sign any white consent card or other materials you may receive from the Burkhardt Group.

As further information becomes known we will keep you updated. On behalf of your Board of Directors, thank you for your interest and continued support.

Sincerely,

/s/ Thomas F. Power, Jr.

/s/ Robert H. Wheeler

 THOMAS F. POWER, JR.
  President and
Chief Executive Officer

 ROBERT H. WHEELER
  Chairman of the
Board of Directors

This information was furnished on behalf of Wisconsin Central
Transportation Corporation, its Board of Directors and
Management. Information regarding the participants in Wisconsin
Central’s consent revocation solicitation and their interest in such solicitation may be obtained by reviewing Wisconsin
Central’s preliminary consent revocation materials as first
filed with the Securities and Exchange Commission
(“SEC”) on October 26, 2000. Wisconsin Central
will shortly be sending you definitive consent revocation
materials which you should read as they contain important
information. You may obtain a copy of Wisconsin Central’s
preliminary consent revocation materials filed on form PREC14A and, when filed, our definitive consent revocation materials, free of charge at the SEC’s web site at http://www.sec.gov.
Wisconsin Central will also provide you with a copy of its
materials without charge. Please contact D.F. King at the
toll-free number provided below.

 If you have any questions or need assistance, please call
D.F. King & Co., Inc.,

which is assisting your Company in this matter, at
1-800-769-4414.